UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 21, 2010

Community Valley Bancorp

(Exact name of registrant as specified in its charter)

California	0-51678	68-0479553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 E. Lassen Avenue, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

(530) 899-2344

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into Material Definitive Agreement

The Company’s wholly owned subsidiary, Butte Community Bank (the “Bank”) entered into a Stipulation and Consent agreeing to the issuance of a Consent Order (the “Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Financial Institutions (“CDFI”) effective May 18, 2010, addressing, among other items, management of asset quality and increased capital for the Bank.

Among other things, the Order requires the Bank to:

•                  Have and retain qualified management;

•                  Notify the Regional Director of the FDIC (the “Regional Director”) and the Commissioner of the California Department of Financial Institutions (the “Commissioner”) in writing when it proposes to add or replace any individual on the Board, or employ any individual to serve as a senior executive officer, or change the responsibilities of any existing senior executive office to include the responsibilities of another senior executive officer position;

•                  Within 180 days, obtain an independent study of the management and personnel structure of the Bank, and adopt a plan to implement the recommendations of the study;

•                  Within 90 days, increase, and thereafter maintain, a Tier One Leverage Ratio of 10% and Total Risked-Based Capital Ratio of 13.0%;

•                  Within 60 days, develop and adopt a plan to meet and maintain the capital requirements required by the Order;

•                  Refrain from paying cash dividends or other payments to its shareholders, without the prior written consent of the Regional Director and the Commissioner;

•                  Within 10 days from the effective date of the Order, the Bank shall eliminate from its books, by charge-off or collection, all assets classified “Loss” in the Report of Examination of the Bank dated January 11, 2010 (“ROE”) that have not been previously collected or charged off;

•                  Within 180 days, reduce the assets classified as “Substandard” in the ROE that have not been previously charged off to not more than 75% of the Bank’s Tier 1 capital plus the allowance for loan and lease losses (“ALLL”);

•                  Within 30 days, develop or revise, adopt and implement a comprehensive policy for determining the adequacy of ALLL;

•                  Refrain from extending, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, “Loss” and is uncollected;

•                  Unless prior approval is obtained from a majority of the Board or the loan committee of the Bank, refrain from extending, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified, in whole or in part, “Doubtful” or “Substandard;”

•                  Within 90 days, develop or revise, adopt and implement a plan approved by the Board and acceptable to the Regional Director and the Commissioner to reduce the amount of loans or other extensions of credit advanced, directly or indirectly, to or for the benefit of, any borrowers in the “Construction and Land Development.” concentration.

•                  Within 90 days, develop or revise, adopt and implement written lending and collection policies to provide effective guidance and control over the Bank’s lending function;

•                  Within 90 days, develop or revise, adopt and implement a written liquidity and funds management policy;

•                  Within 30 days, develop or revise, adopt and implement a revised business plan to retain profits, reduce overhead expenses and set forth a comprehensive budget;

•                  Within 180 days, develop or revise, adopt and implement a three-year strategic plan to be submitted to the Regional Director and the Commissioner;

•                  Refrain from establishing new branches or other offices of the Bank without the prior written consent of the Regional Director and the Commissioner;

•                  Within 60 days, submit a written plan for eliminating reliance on brokered deposits.

•                  Within 30 days of the end of each quarter, furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of compliance with the Order.

The FDIC order will remain in effect until modified or terminated by the FDIC and the CDFI.

The Order was the result of a recent examination of the Bank by the FDIC that resulted in certain criticisms of the Bank, particularly related to the overall quality of the Bank’s loan portfolio.  The Bank has already addressed or taken steps to address, many of the requirements of the Consent Order and continues to develop a comprehensive plan to address all of the requirements of the Consent Order.  Such steps include, among other things, working with investment banking firms to secure the capital necessary to bring the Bank into compliance with the capital conditions of the Order, and provide additional capital over and above such requirements.  The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions.

The foregoing description of the Order and the Stipulation and Consent is a summary and does not purport to be a complete description of all of the terms of such documents, and is qualified in its entirety by reference to the Order and the Stipulation and Consent, attached hereto as Exhibits 10.1 and 10.2, respectively.

CAUTIONARY STATEMENT: This report contains forward-looking statements that are based on management’s current beliefs, expectations, plans and intentions. Such statements involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Our ability to fully comply with all of the requirements of our Consent Order, including those requiring us to improve regulatory capital ratios, reduce classified assets, successfully implement acceptable programs and plans, and improve profitability is not entirely within our control and is uncertain. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry generally and Community Valley Bancorp specifically are also inherently uncertain. These statements are not guarantees of future results and involve risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may materially differ from what may be expressed in our forward-looking statements. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on the Company and its shareholders.  Community Valley Bancorp does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of this report.

Item 9.01.      Exhibits

Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Consent Order issued by the FDIC and CDFI to Butte Community Bank on May 18, 2010.

10.2	Stipulation and Consent to the Issuance of Consent Order among Butte Community Bank and the FDIC and CDFI entered into on May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp

Date:	May 21, 2010	By:	/s/ John F. Coger
John F. Coger
President
Chief Executive Officer